UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2020

M/I HOMES, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-12434	31-1210837
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4131 Worth Avenue, Suite 500      Columbus, OH 43219
(Address of principal executive offices)      (Zip Code)

(614) 418-8000
(Telephone Number)

3 Easton Oval, Suite 500 Columbus, OH 43219
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $.01	MHO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 30, 2020, M/I Homes, Inc. (the “Company”) entered into a Third Amendment (the “Third Amendment”) to the Company’s unsecured revolving credit facility, dated July 18, 2013, among the Company, the lenders party thereto and PNC Bank, National Association, as administrative agent (as so amended, the “Amended Credit Agreement” and prior to such amendment, the “Prior Credit Agreement”). The Third Amendment extended the maturity of the commitments from lenders totaling $475.0 million, or 95.0% of the $500.0 million of commitments under the Prior Credit Agreement, to July 18, 2023, and one lender with an existing commitment of $25.0 million retained its existing maturity of July 18, 2021. The Third Amendment increased the required minimum level of Consolidated Tangible Net Worth from $599.8 million to $726.7 million (subject to increase over time based on earnings and proceeds from equity offerings). The Third Amendment provides an accordion feature pursuant to which the maximum borrowing availability may be increased at the request of the Company to an aggregate of $600.0 million, subject to obtaining additional commitments from lenders and other terms and conditions of the Amended Credit Agreement.

Interest on amounts borrowed under the Amended Credit Agreement is payable at a rate which is adjusted daily and is equal to the sum of the one-month LIBOR rate plus a margin. The Third Amendment established a floor on one-month LIBOR of 0.75%, and increased the LIBOR margin by 25 basis points to 250 basis points. The LIBOR margin is based on the Company’s leverage ratio at March 31, 2020 and is subject to adjustment in subsequent quarterly periods based on the Company’s leverage ratio. The Third Amendment also added a provision to allow for the replacement of LIBOR in the calculation of the interest rate upon certain circumstances and increased the commitment fee paid quarterly by the Company on the remaining available commitment amount by 5 basis points, to 45 basis points, which is also subject to adjustment in subsequent quarterly periods based on the Company’s leverage ratio.

The Amended Credit Agreement otherwise has substantially similar terms and provisions to the Prior Credit Agreement. At June 30, 2020, there were no borrowings outstanding under the Amended Credit Agreement.

Certain of the lenders party to the Third Amendment are also lenders and/or serve as the administrative agent under a $125 million secured mortgage warehousing agreement with M/I Financial, LLC, a wholly-owned subsidiary of the Company, as borrower.

The foregoing summary is qualified in its entirety by reference to the Third Amendment which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. All capitalized terms not otherwise defined herein are as defined in the Amended Credit Agreement.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-
BALANCE SHEET ARRANGEMENT OF A REGISTRANT
The information set forth above under Item 1.01 relating to the Company’s entry into the Third Amendment is hereby incorporated by reference into this Item 2.03.

ITEM 8.01 OTHER EVENTS
Effective June 29, 2020, the Company relocated its principal executive offices from 3 Easton Oval, Suite 500, Columbus, Ohio 43219 to 4131 Worth Avenue, Suite 500, Columbus, Ohio 43219. The Company’s telephone number remains (614) 418-8000.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d)    Exhibits.

Exhibit No.	Description of Exhibit

10.1	Third Amendment to Credit Agreement, dated June 30, 2020, by and among M/I Homes, Inc., as borrower, the lenders party thereto, and PNC Bank, National Association, as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).*
          *Submitted electronically with this Report in accordance with the provisions of Regulation S-T.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 1, 2020

M/I Homes, Inc.

By:	/s/ Ann Marie W. Hunker
Ann Marie W. Hunker
Vice President, Controller and Chief Accounting Officer